UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
   _______________________________
Form 8-K
  _______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2017
  _______________________________
Hi-Crush Partners LP
(Exact name of registrant as specified in its charter)
   _______________________________
Delaware
(State or other jurisdiction of incorporation)

001-35630	90-0840530
(Commission File Number)	(IRS Employer Identification No.)

Three Riverway, Suite 1350 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 980-6200
(Registrant’s telephone number, including area code)

  _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement
Acquisition Agreement
On February 23, 2017 (the “Effective Date”), Hi-Crush Partners LP (the “Partnership”) entered into a membership interest purchase agreement (the “Purchase Agreement”) with Permian Basin Sand Company, LLC (“Permian Basin Sand”), Permian Basin Sand Holdings, LLC, PRE Wildcat Holdings, LLC, Platte River Equity III, L.P. (“PRE III”), Platte River Equity III-A, L.P. (“PRE III-A”), Platte River Equity III-Affiliates, L.P. (“PRE III-Affiliates”), PBS PRE III-B Holdings, LLC (“PBS”), Steven Herron, Peter Melcher, and Mark Smiens (such individuals, together with PRE III, PRE III-A, PRE III-Affiliates and PBS, collectively, the “Sellers”) to indirectly acquire all of the membership interests of Permian Basin Sand (the “Permian Basin Sand Acquisition”). Permian Basin Sand owns a 1,226-acre frac sand reserve in the Permian Basin, consisting of more than 55 million tons of 100 mesh frac sand, and certain rights to acquire additional acreage reserves. In consideration of the Permian Basin Sand Acquisition, the Partnership will pay the Sellers a purchase price of $275 million (the “Purchase Price”), of which up to $75 million (the “Unit Purchase Price”) may be paid in the form of newly issued common units representing limited partner interests in the Partnership (the “Issued Units”). The number of Issued Units to be paid to the Sellers is determined by dividing the (a) Unit Purchase Price, by (b) the five-trading day daily volume weighted average sales price of a common unit of the Partnership on the New York Stock Exchange for the period ending on and including the trading day immediately prior to the Effective Date. Based on this formula, the Partnership may issue up to 3,438,789 Issued Units to the Sellers.
Upon the consummation of the Permian Basin Sand Acquisition, the Partnership will enter into a registration rights agreement with the Sellers. Such agreement will provide that the Partnership will, within 90 days after the closing, file with the Securities Exchange Commission a shelf registration statement on Form S-3 covering the resale of the Issued Units on a delayed or continuous basis. The Purchase Agreement includes customary representations, warranties, covenants and indemnification obligations of both the Partnership and the Sellers.
The Permian Basin Sand Acquisition is expected to close in March 2017 and is subject to the satisfaction or waiver of certain closing conditions, including but not limited to, the completion by the Partnership of a public offering of common units from its shelf registration statement producing net proceeds sufficient to pay at least the cash portion of the Purchase Price. If the Partnership does not satisfy this condition, then, provided that the other conditions to the Partnership’s obligations to consummate the Permian Basin Sand Acquisition have been satisfied or waived, the Partnership may be required to pay the Sellers a termination fee of $10 million. The Purchase Agreement includes limited termination rights of each of the Partnership and the Sellers. There can be no assurance that all of the conditions to closing the Permian Basin Sand Acquisition will be satisfied or that the Permian Basin Sand Acquisition will not be terminated.
The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete, and is subject to, and qualified in its entirety by reference to the Purchase Agreement. A copy of the Purchase Agreement will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017.

Contribution Agreement
On February 23, 2017, the Partnership and Hi-Crush Augusta Acquisition Co. LLC (“Acquisition Co.”) entered into a Contribution Agreement (the “Contribution Agreement”) with Hi-Crush Proppants LLC (“Proppants”). Pursuant to the Contribution Agreement, the Acquisition Co., a wholly owned subsidiary of the Partnership, will pay to Proppants $140 million in cash and pay up to $65 million of contingent earnout consideration over a two-year period. Proppants will contribute all of the outstanding membership interests in Hi-Crush Whitehall LLC ( “Whitehall”), the remaining 2% equity interest in Hi-Crush Augusta LLC, and all of the outstanding membership interests in PDQ Properties LLC (together the “Other Assets”), to Acquisition Co.
As of February 23, 2017, Proppants owned all of the incentive distribution rights, 20,693,643 common units and wholly owns Hi-Crush GP LLC, the general partner of the Partnership (the “General Partner”). The Whitehall facility has 80.7 million tons of proven recoverable Northern White frac sand reserves on 1,447-acres, with an annual processing capacity of approximately 2.86 million tons of frac sand per year.
The Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the General Partner approved the transactions contemplated by the Contribution Agreement (the “Transactions”). The Conflicts Committee, composed of independent members of the Board of Directors of the General Partner, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transactions. The Transactions are expected to close in March 2017 and are subject to certain customary closing conditions, including, but not limited to, the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. There can be no assurance that all of the conditions to closing the Transactions will be satisfied.

Item 2.02 Results of Operations and Financial Condition
The information regarding the Contribution Agreement and the Transactions contemplated thereunder set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.02 by reference the financial statements of Whitehall and the pro forma financial information giving effect to the acquisition of Whitehall and the Other Assets required by Items 9.01(a) and 9.01(b) of Form 8-K are included herein.

Item 3.02 Unregistered Sales of Equity Securities
As described under Item 1.01 above (the content of which is incorporated herein by reference), at the closing of the Permian Basin Sand Acquisition, the Partnership may issue up to 3,438,789 Issued Units to the Sellers. If issued, the Issued Units will be issued pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended, because the transaction did not involving a public offering.

Item 7.01 Regulation FD Disclosure
On February 23, 2017, the Partnership issued a press release announcing the entry into the Purchase Agreement and Contribution Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.  Also attached as Exhibit 99.2 is a copy of an investor presentation containing information on the acquisitions.
The information provided in this Item 7.01 (including the exhibits referenced therein) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired.
The following audited financial statements of Whitehall are being filed as Exhibit 99.3:

•	Independent Auditor's Report

•	Balance Sheet as of December 31, 2016 and 2015

•	Statement of Operations for the Years Ended December 31, 2016, 2015 and 2014

•	Statement of Member Capital for the Years Ended December 31, 2016, 2015 and 2014

•	Statement of Cash Flows for the Years Ended December 31, 2016, 2015 and 2014

•	Notes to Financial Statements
(b) Pro Forma Financial Information
The following pro forma financial information is being filed with this report as Exhibit 99.4:

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2016

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the Years Ended December 31, 2016, 2015 and 2014

•	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(d) Exhibits

Exhibit Number	Exhibit Description

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Press Release announcing acquisition of Permian Basin Sand, Whitehall and Other Assets

99.2	Investor Presentation

99.3	Audited 2016 financial statements of Whitehall and related notes and Independent Auditor's Report

99.4
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2016 and Unaudited Pro Forma Condensed Combined Statements of Operations for the Years Ended December 31, 2016, 2015 and 2014 and related notes

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

		By:	Hi-Crush GP LLC, its general partner

Date:	February 23, 2017	By:	/s/ Laura C. Fulton
Laura C. Fulton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Press Release announcing acquisition of Permian Basin Sand, Whitehall and Other Assets

99.2	Investor Presentation

99.3	Audited 2016 financial statements of Whitehall and related notes and Independent Auditor's Report

99.4
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2016 and Unaudited Pro Forma Condensed Combined Statements of Operations for the Years Ended December 31, 2016, 2015 and 2014 and related notes